UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 4, 2013

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 4, 2013, the Board of Directors of Sutor Technology Group Limited (the “Company”) adopted Amended and Restated Bylaws, which revised the Company’s existing Bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws and is qualified by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this report.

Generally, the Amended and Restated Bylaws update the Company’s former Bylaws. The modifications to the former Bylaws of the Company include:

(a) special meetings of stockholders will now be called by the Chief Executive Officer or the President, or called by the President or Secretary of the Company at the request in writing of a majority of the Board of Directors or at the request in writing of the holders of not less than thirty percent of all the shares issued, outstanding and entitled to vote, as opposed to the Company’s former Bylaws which provided that special meetings may be called by the President or the Board of Directors, or by the President at the request in writing of at least ten percent of such holders;

(b) at all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Amended and Restated Bylaws, as opposed to the Company’s former Bylaws which provided that the holders of one-third of the stock issued and outstanding and entitled to vote thereat, will constitute a quorum at all meetings of the stockholders for the transaction of business;

(c) the number of directors of the Company is now fixed as the Board may from time to time designate, while the Company’s previous Bylaws provide that the number of directors be not less than one;

(d) any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum, while the Company’s previous Bylaws provide that vacancies occurring by reason of the removal without cause should be filled by vote of the stockholders;

(e) a new provision providing that any committee member may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board of Directors, whenever in its judgment the best interests of the Company will be served thereby;

(f) a new provision providing that in all offerings of securities pursuant to Regulation S of the Securities Act of 1933, as amended (the "Act"), the Company will require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption thereunder; and

(g) a new provision providing that no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the fact as to his relationship or interest and as to the contract or transaction is known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the fact as to his relationship or interest and as to the contract or transaction is known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Amended and Restated Bylaws, adopted on March 4, 2013

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: March 8, 2013

/s/ Lifang Chen

Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Bylaws, adopted on March 4, 2013